                                                                    EXHIBIT 11.1

                   Consent Of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report for Goldman Sachs Trust Institutional Liquid Assets dated February 12, 1998 (and to all references to our firm) included in or made a part of the Post-Effective Amendment No. 44 and Amendment No. 46 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.



                                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
April 27, 1998